Exhibit 99.1
PRESS RELEASE
STELLAR BANCORP, INC. ANNOUNCES INCREASE IN QUARTERLY DIVIDEND
HOUSTON, February 26, 2025 - (BUSINESS WIRE) – Stellar Bancorp, Inc. (the “Company”) (NYSE: STEL) announced today that its Board of Directors declared a quarterly cash dividend of $0.14 per share of common stock payable on March 31, 2025, to the shareholders of record at the close of business on March 17, 2025.
About Stellar Bancorp, Inc.
Stellar Bancorp, Inc. is a bank holding company headquartered in Houston, Texas. The Company’s principal banking subsidiary, Stellar Bank, provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers across the Houston, Dallas, Beaumont and surrounding communities in Texas.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, the Company does not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. For a list of factors that could cause actual results to differ materially from those set forth in the forward-looking statements, see the risk factors described in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

IR@stellar.bank
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